ICC25-FG(11/25) 1 PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA Service Office Address: [P.O. Box 7960 Philadelphia, PA 19176 Toll Free: 1-888-PRU-2888 Website:www.prudential.com\annuities] Please read this contract (the “Annuity”) carefully; it is a legal contract between you and Pruco Life Insurance Company. Unless you direct otherwise, we will pay the named Owner(s), on the Annuity Payment Date, the first of a series of annuity payments, the frequency, period, and dollar amounts of which are determined in accordance with the terms and conditions of the annuity option payable, provided that both you and the Annuitant(s) are then living. This Annuity is issued subject to its provisions and in consideration of any Purchase Payments you make and we accept. RIGHT TO CANCEL: You may cancel this Annuity for a refund by notification to us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (30 days if the Annuity is being issued as a replacement for another annuity contract or a life insurance policy). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of this Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. The amount of the refund will equal a return of Purchase Payments as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees, charges or Tax Charges deducted from the Purchase Payments upon allocation to the Annuity. Signed for Pruco Life Insurance Company: [ ] [ ] [Secretary] [President] The Account Value will increase or decrease based on the experience of the Index Strategies Separate Account. Although the Account Value may be affected by an Index, the Annuity does not participate directly in any Index. Any Index Credit(s) may be limited by index parameters and are not guaranteed. There is a risk of loss which may be greater if certain transactions occur before the end of the Index Strategy Term. For the Index Strategies, the Interim Value may reflect a negative return even if the index increases, may reflect a positive return even if the index decreases, and may be lower than the amount available on the Index Strategy End Date. A Fixed Account option is also available. This contract includes a waiver of Surrender Charges and/or applicable Market Value Adjustment in certain cases. Values may be positively or negatively impacted by the Market Value Adjustment calculation at the time of any withdrawal or distribution. INDIVIDUAL FLEXIBLE PREMIUM DEFERRED REGISTERED INDEX-LINKED VARIABLE ANNUITY. NON- PARTICIPATING. PAYOUT OPTIONS ARE SPECIFIED IN THE ANNUITY. OTHER PAYOUT OPTIONS MAY BE MADE AVAILABLE.

ICC25-FG(11/25) 2 TABLE OF CONTENTS ANNUITY SCHEDULE ...................................................................................................... [3] MARKET VALUE ADJUSTMENT FORMULA……………………………………..........[5] ANNUITY TABLES .............................................................................................................. [6] INDEX STRATEGY ENDORSEMENTS…………………………………………………...[9] DEFINITIONS ...................................................................................................................... .[17] PURCHASE PAYMENTS .................................................................................................... .[21] ACCOUNT VALUE. ............................................................................................................. [ 21] ALLOCATION OF ACCOUNT VALUE................................................................... [22] PERFORMANCE LOCK………………………………………………………………........[23] OPERATION OF THE SEPARATE ACCOUNT(S).. .......................................................... ..[23] CHARGES…………………………………………………………………………………...[24] RIGHTS AND DESIGNATIONS............................................................................[24] DISTRIBUTIONS ................................................................................................................ ..[26] MARKET VALUE ADJUSTMENT…………………………………………………………..[27] DEATH BENEFIT ................................................................................................................ ..[27] ANNUITY PAYOUT OPTIONS..............................................................................[29] GENERAL PROVISIONS .................................................................................................... ..[30]

ICC25-FG(11/25) 8 [PLACEHOLDER FOR INDEX STRATEGY ENDORSEMENTS]

ICC25-FG(11/25) 9 DEFINITIONS Account Value: The Interim Value for each Index Strategy on any Valuation Day other than the Index Strategy Start Date and Index Strategy End Date, plus the Fixed Account Value and any applicable Transfer Account value. The Interim Value does not apply to an Index Strategy on the Index Strategy Start Date and the Index Strategy End Date. On an Index Strategy Start Date, the Index Strategy Base applicable to that Index Strategy would be used instead of the Interim Value. On an Index Strategy End Date, the Index Strategy Base plus the Index Credit applicable to that Index Strategy would be used instead of the Interim Value. Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. Allocation Options: An Index Strategy, Fixed Account or other option we make available as of any given time to which Account Value may be allocated. Annuitant/Joint Annuitant: The natural person(s) named in the Annuity Schedule upon whose life or lives the Annuity Payments are based. Annuity Date: The date on which we apply your Account Value to the applicable annuity payout option and begin the Payout Period. Annuity Payment Date: The date the first Annuity Payment is payable. Annuity Year: The twelve-month period beginning on the Issue Date and continuing through and including the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date. Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient of the Death Benefit, or to whom any payments may be paid in accordance with the “Annuity Payout Options” section of the Annuity. Code or Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Contingent Annuitant: The natural person named in the Annuity Schedule who becomes the Annuitant upon the death of Annuitant prior to the Annuity Date. Crediting Rate: A stated interest rate or rates we credit to the Fixed Account. Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or documentation acceptable to us, (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the Death Benefit, if not previously elected by the Owner(s), by at least one Beneficiary. Fixed Account: An interest-bearing account that credits a fixed rate compounded and credited daily at an annual effective interest rate declared by us. We will declare an interest rate at least annually for the Fixed Account that will be no less than the Guaranteed Minimum Interest Rate shown in the Annuity Schedule for any amounts in or transferred to the Fixed Account. Fixed Account Value – The initial Fixed Account Value is the amount initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals (a) the initial Fixed Account Value; plus (b) any interest credited by us; plus (c) Additional Purchase Payments or reallocations into the Fixed Account; and less (d) reallocations or transfers from the Fixed Account; and (e) any withdrawals taken from the Fixed Account including any Surrender Charges and/or MVA, if applicable, and, if any, Premium Tax or other Tax Charges.

ICC25-FG(11/25) 10 General Account: Our general investment account which contains all of our assets with the exception of the Separate Account(s) and other segregated asset accounts. Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic transmission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order. IIPRC: The Interstate Insurance Product Regulation Commission. Index: A benchmark designed to track the performance of a defined portfolio of securities. Index Anniversary Date: The same day, each calendar year, as the day of the initial allocation to an Index Strategy or the Fixed Account. You may reallocate the available Account Value to a new Index Strategy(ies) or to the Fixed Account or other options we make available on this date. Index Credit: The percent of Index Return used to calculate the amount credited to an Index Strategy on an Index Strategy End Date. Index Credit can be positive, negative or zero and may be expressed as a dollar amount or percentage. Index Effective Date: The first day of the first allocation to an Index Strategy and/or the Fixed Account. Index Return: The percentage change in the Index Value from the Index Strategy Start Date to the Index Strategy End Date, which is used to determine the Index Credit for an Index Strategy. Index Strategy(ies): Any of the index linked Allocation Options we make available in the Annuity for crediting interest based on the underlying Index associated with the Index Strategy, Buffer and Index Strategy Term. We may offer other Index Strategies from time to time, subject to our rules. Index Strategy Base: The amount of Account Value allocated to an Index Strategy on an Index Strategy Start Date. The Index Strategy Base is used in the calculation of any Index Credit and in the calculation of the Interim Value. The Index Strategy Base is reduced for any reallocations or withdrawals that occur between the Index Strategy Start and End Dates in the same proportion that the total withdrawal or reallocation amount reduces the Interim Value. Index Strategy End Date: the last day of an Index Strategy Term. This is the day any applicable Index Credit will be credited to the Index Strategy. You may reallocate available Account Value to any Index Strategy(ies) or the Fixed Account on this date. Index Strategy Start Date: The first day of an Index Strategy Term. Index Strategy Term: The time period allocated to each Index Strategy. The Index Strategy Term begins on the Index Strategy Start Date and ends on the Index Strategy End Date. Index Value: The value of the Index that is published by the Index provider at the close of each day that the Index is calculated. If an Index Value is not published for a particular Valuation Day, the closing Index Value of the next published Valuation Day will be used. Index Year – A twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary. Interim Value: The value of an Index Strategy on any Valuation Day during an Index Strategy Term other than the Index Strategy Start Date and Index Strategy End Date. The Interim Value is a calculated value (as described in

ICC25-FG(11/25) 11 the Annuity Specification Page) and is used when a withdrawal, Death Benefit payment, annuitization, Performance Lock, or Surrender occurs between an Index Strategy Start Date and Index Strategy End Date. During an Index Strategy Term, the Interim Value is included in the Account Value and Surrender Value. Interim Value does not apply to the Fixed Account. Issue Date: The effective date of your Annuity, as shown in the Annuity Schedule. Market Value Adjustment (MVA): An adjustment (positive or negative) that applies to any withdrawal(s) taken from the Index Strategies and/or Fixed Account that exceeds the Free Withdrawal amount or upon a Surrender during a MVA Period. Medical Care Facility: A facility operated pursuant to law or any state licensed facility providing medically necessary in-patient care, which is (a) prescribed by a licensed Physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the state in which it is located; (c) recognized as a general hospital by the Joint Commission of the Accreditation of Hospitals; and (d) (i) certified as a hospital or long-term care facility; or (ii) a nursing home licensed by the state in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. Minimum Guaranteed Surrender Value: On or before the Annuity Date, we calculate the Minimum Guaranteed Surrender Value as described in the Annuity Schedule for any amount allocated to the Fixed Account. The amount payable or reallocated from the Fixed Account will not be less than the Minimum Guaranteed Surrender Value on the date any of the following events occur: 1)The Annuity is Surrendered; 2)The Death Benefit is determined; or, 3)The entire Fixed Account Value is reallocated; or 4)The Account Value is applied to an Annuity Option. Net Purchase Payment: The Purchase Payment reduced for any state or local premium taxes and any other type of tax measured by, or based on, any portion of the Purchase Payment we receive. Owner(s): The natural person(s) or entity shown as Owner in the Annuity Schedule unless later changed. Payout Period: The period starting on the Annuity Date and during which Annuity Payments are made. Performance Lock – A feature under this Contract that allows you to capture the current Interim Value of an Index Strategy. A Performance Lock Request may be submitted on any Valuation Day prior to or on the Index Strategy End Date. Only one Performance Lock may be active for any given Index Strategy during a respective Index Strategy Term. Performance Locks may not be applied retroactively and must be for the full amount of the Index Strategy Interim Value. Partial locking of an Index Strategy is not permitted. Once locked, Index Credits will not apply on the Index Strategy End Date. Performance Lock is not available for the Fixed Account. Please see the Performance Lock provision below for further details. Performance Lock Date – The Valuation Day on which we process the Performance Lock transaction. Performance Lock Request – You may request a Performance Lock by contacting us and providing in Good Order instructions. Instructions received after the close of any Valuation Day will be applied on the next Valuation Day. Physician: A person who is (a) state licensed to give medical care or treatment and is acting within the scope of that license; and (b) not you, the Annuitant or a member of either your or the Annuitant's families. Purchase Payment(s): A cash consideration in the currency of the United States of America given to us in exchange for the rights, privileges and benefits outlined in this Annuity. We will deduct any fees, charges or Tax

ICC25-FG(11/25) 12 Charges prior to allocation to the Allocation Options you select or to the Fixed Account for amounts received between Index Anniversary Dates. Registered Nurse: A person who is: a) a professional nurse legally designated “RN” who, where licensing is required, holds a valid license according to the laws of the United States jurisdiction in which the nursing service is performed and is acting within the scope of that license; and b) not you, the Annuitant, or a member of either your or the Annuitant’s Immediate Family. Service Office Address: The location shown on the cover page of the Annuity where all requests and payments regarding this Annuity are to be sent. We refer to this as our “Service Office.” The Service Office Address may be changed at any time. We will notify you in advance of any change in address. Surrender Charge: A charge assessed upon a Partial Withdrawal over and above your Free Withdrawal amount or upon Surrender during the Surrender Charge Period. Surrender Charge Period: The period of time during which we impose a Surrender Charge as described in the Annuity Schedule. Surrender Value: The amount available for Surrender of Account Value from the Annuity. It is the Account Value minus any applicable Surrender Charges, Tax Charges, including any applicable MVA and any charges for any optional benefits provided by rider or endorsement with the Fixed Account portion being no less than the MGSV. Terminal Illness: A condition diagnosed after the Annuity Issue Date by a Physician; and is expected to result in death within 2 years for 80% of the diagnosed cases. Transfer Account - An account we make available and designate as such for use with the Allocation of the Initial Purchase Payment(s) and any Purchase Payments received within the Transfer Account Period. The Transfer Account is available for a period of time ending upon the Maximum Transfer Account Period (shown on the Annuity Schedule Page) or the Index Effective Date, whichever occurs first. Transfer Account Period – A time period beginning on the date the application is signed and ending on the earlier of the Index Effective Date or the Maximum Transfer Account Period shown on the Annuity Schedule. Valuation Day: Every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires Portfolios or unit investment trusts to be valued, and an Index Strategy Index Value is published. Valuation Period: The period of time between the close of business of the New York Stock Exchange on successive Valuation Days. we, us, our: Pruco Life Insurance Company. you, your: The Owner(s) shown in the Annuity Schedule. PURCHASE PAYMENTS Allocation of Initial Purchase Payment(s): Issuance of an Annuity represents our acceptance of an initial Purchase Payment. The amount of your initial Purchase Payment is shown in the Annuity Schedule. On the Issue Date, we allocate your initial Purchase Payment to the Transfer Account, Index Strategy(ies) and/or the Fixed Account we make available according to your instructions. If your initial Purchase Payment is still allocated to the Transfer Account, on the last Valuation Day of the Maximum Transfer Account Period, we will transfer your Account Value in the Transfer Account to the Index Strategy(ies) and/or Fixed Account according to your instructions submitted on the application unless you have provided us with alternate instructions.

ICC25-FG(11/25) 13 If there is no Account Value allocated to the Transfer Account on the last Valuation Day of the Maximum Transfer Account Period, no transfer will occur. Additional Purchase Payments: Additional Purchase Payments are subject to the limitations shown in the Annuity Schedule. We may further limit or reject certain Purchase Payments. Additional Purchase Payments received between Index Anniversary Dates will be allocated to the Fixed Account. If you have not provided any allocation instructions with an additional Purchase Payment received on an Index Anniversary Date, we will allocate it to the Fixed Account. Additional Purchase Payments may not be allocated to an existing Index Strategy between the Index Strategy Start and End Dates nor may they be allocated to a new Index Strategy(ies) between Index Anniversary Dates, unless we make the option available to you via rider or endorsement. Additional Purchase Payments allocated to the Fixed Account may be transferred among Index Strategies on Index Anniversary Dates, or prior to Index Anniversary Dates if we make the option available to you via rider or endorsement. ALLOCATION OF ACCOUNT VALUE On any Valuation Day, you may allocate your Account Value among the Index Strategies, Fixed Account or other options we make available, excluding any options to which you are not permitted to electively allocate or transfer Account Value. We may limit the availability of options for additional Purchase Payments or transfers. Should you request a transaction that would leave less than the Minimum Index Strategy Amount or the Minimum Fixed Account Amount shown in the Annuity Schedule, we may, to the extent permitted by law, add the balance of your Account Value in the applicable option to the transaction and close out your balance in that option. Where permitted by law, you may authorize a third party to transfer Account Values on your behalf. Such authorization is subject to our acceptance and to the transfer restrictions described in the preceding paragraph. We may suspend or cancel our acceptance of the authorization at any time. We may restrict the Allocation Options available for transfers or allocation of Purchase Payments by such third party. If we do so, we will give the third-party advance notice. We will not restrict the options to which you are permitted to electively allocate or transfer Account Value if we receive evidence satisfactory to us that: (a) a court of competent jurisdiction has appointed such third party to act on your behalf; or (b) you have executed a power of attorney naming such third party to act on your behalf for insurance transactions. We may refuse to accept, or suspend or cancel our acceptance of, a power of attorney at any time. Transfers Among the Index Strategy(ies): You may transfer Account Value among the Index Strategy(ies) on an Index Strategy End Date. You may transfer Interim Value among the Index Strategy(ies) on an Index Anniversary Date following a Performance Lock, unless the option to reallocate at any time is made available to you via rider or endorsement. Transfers From Index Strategy(ies) to the Fixed Account: You may transfer Account Value from Index Strategy(ies) to the Fixed Account on an Index Term End Date or the Interim Value from Index Strategy(ies) on an Index Anniversary Date following a Performance Lock. Transfers From the Fixed Account to Index Strategies: You may transfer Fixed Account Value from the Fixed Account to the Index Strategy(ies) on an Index Anniversary Date, unless the option to reallocate at any time is made available to you via rider or endorsement. Instances When the Fixed Account is the Default Allocation: The Fixed Account will be the default allocation in instances where: 1. additional Purchase Payments received between Index Anniversary Dates; or 2. a Death Claim is received without payment instructions for any additional Beneficiaries; or

ICC25-FG(11/25) 14 3. a Spousal Continuation that exceeds the Account Value is processed without allocation instructions in Good Order; or 4. an Index Strategy to which Account Value is allocated on an Index Strategy End Date is no longer available and no alternate instructions are received; or 5. the Index Strategy Term goes beyond the Latest Available Annity Date and no alternate instructions are received; or 6. we do not receive any instructions from you in Good Order prior to the next Index Anniversary Date, the Account Value, if any, in the Fixed Account will remain in the Fixed Account. We will notify you in writing in advance of any Index Anniversary Date where Account Value is available for transfer. Upon receipt of your instructions in Good Order for reallocation of the Account Value to or from an Index Strategy or the Fixed Account, we will process the reallocation on the Index Anniversary Date. If we do not receive instructions from you in Good Order, the Account Value in any Index Strategy that has reached the Index Strategy End Date will automatically be allocated to the same Index Strategy and Index Strategy Term; and the Account Value in the Fixed Account will remain allocated to the Fixed Account. If the same Index Strategy is no longer available, or the Index Strategy Term goes beyond the Latest Available Annuity Date, Account Value in any Index Strategy that has reached the Index Strategy End Date will automatically be allocated to the Fixed Account. PERFORMANCE LOCK A Performance Lock may be requested in Good Order on any Valuation Day prior to the Index Strategy End Date and the Index Strategy Interim Value will be locked at the end of the Valuation Day. Value after a Performance Lock - If you exercise a Performance Lock, you will no longer participate in the Index Strategy performance and you may receive less than the full Index Credit, or less than the full protection of the Buffer, than you would have received if you waited for us to apply the Index Credit on the Index Strategy End Date. Once locked, Index Credits will not apply on the Index Strategy End Date, but funds will be credited fixed interest immediately following the Performance Lock until a reallocation occurs. The amount of interest credited to locked Interim Value will equal the same Crediting Rate that currently applies to the Fixed Account for the respective policy at that time. Only one Performance Lock may occur for any given Index Strategy during a respective Index Strategy Term. Performance Locks may not be applied retroactively and must be for the full amount of the Interim Value. Partial locking of an Index Strategy is not permitted. Once a Performance Lock has been executed it cannot be reversed, and the Interim Value will begin earning fixed interest until reallocation occurs. For any Index Strategy(ies) where a Performance Lock has occurred, you may submit reallocation instructions any time prior to the next Index Anniversary Date. On the next Index Anniversary Date, we will then transfer the entire Interim Value, plus fixed interest, and the resulting Index Strategy will become available for a new Performance Lock Request. We will notify you in writing in advance of the next Index Anniversary Date following a Performance Lock. Upon receipt of your instructions in Good Order for reallocation of the Account Value, we will process the reallocation on the next Index Anniversary Date. In the absence of instructions in Good Order for reallocation, on the next Index Anniversary following the Performance Lock Date, the full Interim Value plus fixed interest will automatically be reallocated to the same Index Strategy beginning a new Index Term, subject to current renewal rates. We reserve the right to limit the use of the feature for certain Index Strategies. Additionally, we may discontinue the use of this feature for future Performance Lock requests at any time. Performance Lock is not available for the Fixed Account. OPERATION OF THE SEPARATE ACCOUNT(S) General: The assets supporting our obligations under the Annuity may be held in various accounts, depending on the obligation being supported. Assets supporting our obligations after the Index Effective Date during the

ICC25-FG(11/25) 15 Accumulation Period are held in separate accounts. In the Payout Period, assets supporting Annuity Payments are held in our General Account. Separate Account: We are the owner of assets in the Separate Account. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account, are credited to or charged against each such separate account in accordance with the terms of the annuities supported by such assets without regard to our general corporate operations or other income, gains or losses, or to the income, gains or losses in any other of our separate accounts. We will maintain assets in each separate account with a total market value at least equal to the reserve and other liabilities we must maintain in relation to the annuity obligations supported by such assets. Assets supporting the Annuity are held in a non-insulated and non-unitized separate account established under Arizona law. These assets are subject to the claims of the creditors of Pruco Life Insurance Company and the benefits provided under the Annuity are subject to the claims paying ability of Pruco Life Insurance Company. You do not have any interest in or claim on the assets in the Separate Account. In addition, amounts allocated in the Annuity do not participate in the performance of the assets held in the Separate Account. We are not obligated to invest according to specific guidelines or strategies except as may be required by Arizona and other state insurance laws. CHARGES General: The charges which are, or may be, deducted from your Annuity include, but are not limited to: any applicable Surrender Charge, Tax Charges, and any charges for any benefits provided by rider or endorsement. Surrender Charge: A Surrender Charge may apply if you make a withdrawal greater than the Free Withdrawal amount or surrender the Annuity during the Surrender Charge Period. The Surrender Charge and the Surrender Charge Period are shown in the Annuity Schedule. Tax Charges: The Annuity may include a charge generally intended to approximate any applicable premium tax, retaliatory tax and other taxes imposed on us by a state, municipality or other jurisdiction. In some cases the Tax Charges may be more, and in some cases less, than the actual amount of taxes we are required to pay with respect to a particular Annuity. We may, in our discretion, pay these taxes when due and deduct the Tax Charges from the Account Value at a later date. RIGHTS AND DESIGNATIONS You may exercise the rights, options and privileges granted in this Annuity or permitted by us. Your rights to make future changes under this Annuity terminate as of the date we receive notice of death of the decedent. The person upon whose death the Death Benefit is payable is referred to as the “decedent.” No rights of survivorship are provided except as provided herein. You make certain designations that apply to the Annuity. These designations are subject to our rules and to various regulatory or statutory requirements, depending on the use of the Annuity. These designations may include an Owner(s), an Annuitant(s), a Joint Annuitant(s), a Contingent Annuitant(s), a Beneficiary(ies), and a contingent Beneficiary(ies). Certain designations are required, as indicated below. We may not allow some designations, depending on your use of the Annuity. Owner(s): An Owner must be named. While this Annuity is in effect and you are a named Owner, you are entitled to exercise all rights and privileges available under this Annuity, subject to any transfer or assignment of this Annuity. You may name more than one Owner; however, we may limit the number of Owners. If you name more than one Owner, all rights reserved to Owners are then held equally by all Owners. We require the consent in Good Order of all Owners and any other party with current vested rights for any transaction for which we require the written consent of Owners. However, if the Owners each provide us with instructions that we find acceptable, we will permit an Owner to act independently on behalf of all the Owners with respect to those transactions which would otherwise require the written consent of all Owners. We will send all communications to the address of the first named Owner.

ICC25-FG(11/25) 16 Annuitant: You must name an Annuitant. You may name a Joint Annuitant or a Contingent Annuitant(s), subject to our approval. If an Annuitant who is not an Owner predeceases any Owner who is a natural person, not an entity: a) If a Joint Annuitant is designated and alive, the Joint Annuitant becomes the Annuitant; or b) If no Joint Annuitant is designated and alive, the designated Contingent Annuitant becomes the Annuitant; or c) If no Contingent Annuitant is designated or alive, the Owner becomes the Annuitant; or d) If no Joint Annuitant or Contingent Annuitant is designated or alive and there are multiple Owners who are natural persons, the oldest of such Owners becomes the Annuitant. Beneficiary(ies): The Death Benefit is payable to the Beneficiary(ies). You may designate one or more Beneficiaries and designate one or more classes of Beneficiaries: (i) primary Beneficiaries and (ii) contingent Beneficiaries. If you make such a designation, the proceeds are payable in equal shares to the survivors in the appropriate Beneficiary class, unless you request otherwise in Good Order. Unless otherwise required by law, if the primary Beneficiary(ies) predeceases the decedent as described in the Death Benefit section, the Death Benefit proceeds will become payable to the contingent Beneficiary(ies). If the Beneficiary(ies) dies after the death of the decedent, but before the Death Benefit proceeds are paid, the Death Benefit proceeds will be payable to the Beneficiary’s(ies’) estate(s) upon our receipt of Due Proof of Death of the decedent. If no Beneficiary is alive when the Death Benefit proceeds are determined or there is no Beneficiary designation, the proceeds are payable to any surviving Owner(s), including an Owner that is an entity. If there is no surviving Owner(s), the proceeds are payable to your estate. Changing Designations: You may request to change the Owner(s), Annuitant, Joint Annuitant, Contingent Annuitant, Beneficiary and contingent Beneficiary designations by sending us a request in Good Order. We may limit such changes when required in order to comply with applicable laws and regulations. We will not accept these changes if:  The Owner has died, if there are multiple Owners, the first of such Owners has died, unless the change of Owner is the result of Spousal Continuation;  A new Owner or Annuitant such that the new Owner or Annuitant does not meet the requirements for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner or Annuitant is the result of Spousal Continuation;  A new Annuitant subsequent to the Annuity Date is requested and the annuity option selected includes a life contingency;  A new Annuitant is requested prior to the Annuity Date and the Owner is an entity; or  A designation change is requested and the change request is received at our Service Office after the Annuity Date. If there is a change of Owner(s) or Annuitant, the Latest Available Annuity Date will be based on the age of the oldest Owner(s) or Annuitant once the change is made. The Annuity Date must: (a) be on or after the Earliest Available Annuity Date and on or before the new Latest Available Annuity Date; and (b) must be consistent with applicable laws and regulations at the time. A change of Owner or Annuitant will take effect on the date the notice of change is signed, unless otherwise specified by you, subject to any payments made or actions taken by us prior to our receipt of the notice in Good Order and our acceptance of the change. An Owner may seek to transfer ownership of the Annuity, subject to the interest of any assignee or beneficiary of record. We reserve the right to reject any ownership change at any time, on a non-discriminatory basis for purposes of satisfying applicable law or regulation. We assume no responsibility for the validity or tax consequences of any change of ownership. Unless designated as "irrevocable", you may instruct us to change the Beneficiary. An irrevocable Beneficiary is one whose written consent is needed before you can change the Beneficiary or exercise certain other rights. A

ICC25-FG(11/25) 17 change of Beneficiary will take effect on the date the notice of change is signed, unless otherwise specified by you, subject to any payments made or actions taken by us prior to our receipt of the notice in Good Order. DISTRIBUTIONS General: We require you to submit a request in Good Order to our Service Office for any withdrawal or Surrender. We may also require that you send your Annuity to our Service Office as part of any Surrender request. Unless we receive instructions from you prior to a withdrawal, we will take the withdrawal pro-rata from all the Allocation Options in which you have Account Value. We price any distribution on the Valuation Day we receive all required materials in Good Order. Surrender: Full Surrender of your Annuity for its Surrender Value is permitted during the Accumulation Period. Partial Withdrawal(s): You may withdraw part of your Surrender Value. If the amount of the Partial Withdrawal request reduces your Account Value below the Minimum Surrender Value After a Partial Withdrawal shown in the Annuity Schedule, we may treat your request as a request for a Surrender. If a Partial Withdrawal occurs during an Index Strategy Term, each Index Strategy Base impacted will be reduced proportionally by the applicable amount that the Partial Withdrawal reduced the Index Strategy’s Interim Value immediately prior to the Partial Withdrawal. Free Withdrawal(s): Each Annuity Year you may withdraw a limited amount of Account Value without application of any Surrender Charge or MVA (“free withdrawal”). The Minimum Withdrawal Amount, the Maximum Free Withdrawal Percentage, and the Minimum Surrender Value After a Partial Withdrawal are shown in the Annuity Schedule. Free Withdrawal amounts are not available if you Surrender your Annuity. If you do not take a Free Withdrawal during an Annuity Year, you are not permitted to carry over the Free Withdrawal amount to a subsequent Annuity Year. The Maximum Free Withdrawal Percentage is applied to the total amount of "new" Purchase Payments to determine the maximum Free Withdrawal amount. "New" Purchase Payments are those received that are still subject to any applicable Surrender Charge. The applicable Surrender Charge may apply to withdrawals exceeding the maximum Free Withdrawal amount. For MVA, the Maximum Free Withdrawal Percentage is applied to the total Purchase Payments to determine the Free Withdrawal amount. For Partial Withdrawal purposes, amounts are deemed to be withdrawn from your Annuity in the following order: (1) from any amount then available as a Free Withdrawal; then from (2) "old" Purchase Payments not previously withdrawn (those Purchase Payments to which any applicable Surrender Charges no longer apply prior to the withdrawal); then from (3) "new" Purchase Payments not previously withdrawn (if there are multiple "new" Purchase Payments, the one received earliest is withdrawn first, then the one received next earliest, and so forth); then from (4) other Surrender Value. Required Minimum Distributions: If your Annuity is being used for certain qualified purposes under the Internal Revenue Code, you may be required to begin receiving minimum distributions on a periodic basis from your Annuity. The total amount of the minimum distributions required under the Code may depend on other annuities, savings or investments you have. We will calculate a required minimum distribution amount each year, based solely on the value of this Annuity. The amount we calculate (“Required Minimum Distribution”) will not be based on any other annuities, savings or investments. We will notify you of the Required Minimum Distribution amount each year. If you choose to have the Required Minimum Distribution paid out from this Annuity, you must do so through a program we make available. If you choose to take your Required Minimum Distribution from this Annuity, unless we receive other instructions from you, we will take each Required Minimum Distribution pro-rata from all the Allocation Options in which you have Account Value. If the amount of the Required Minimum Distribution reduces your Account Value below the Minimum Surrender Value After a Partial Withdrawal, we may treat the distribution as a Surrender of the Annuity.

ICC25-FG(11/25) 18 After the Annuity Date, we will view the Annuity Payments as your Required Minimum Distributions with respect to the Annuity. If a Required Minimum Distribution occurs during an Index Strategy Term, each Index Strategy Base impacted will be reduced proportionally by the applicable amount that the Required Minimum Distribution reduced the Index Strategy’s Interim Value immediately prior to the Required Minimum Distribution. No Surrender Charge or MVA is assessed against amounts withdrawn as Required Minimum Distributions over your life or life expectancy, but only if we calculate the Required Minimum Distribution amount for this Annuity and you are participating in a systematic withdrawal program established for their payment. Any applicable Surrender Charge and/or MVA may apply to amounts withdrawn to meet minimum distributions in relation to other annuities, savings and investments you may have or to any minimum distributions that are based on this Annuity but which are not calculated by us. Amounts withdrawn as Required Minimum Distributions are considered to come first from the amounts available as a Free Withdrawal. For purposes of calculating any applicable Surrender Charge and/or MVA, Required Minimum Distributions greater than the Free Withdrawal amount are not deemed to be a withdrawal of Purchase Payments. Medically Related Withdrawals: Prior to the Annuity Date, you may withdraw Account Value in full or part, without application of Surrender Charges and/or MVA if after the Annuity Issue Date, the Owner (or Annuitant if entity owned) meets the following conditions: (a)Terminal Illness; or, (b)Confinement to a Medical Care Facility for 90 consecutive days after the Annuity Issue Date You must submit a request to our Service Office in Good Order to withdraw Account Value without application of Surrender Charges and/or MVA. For a request to be in Good Order we must receive in a form satisfactory to us, due proof of the Owner’s or Annuitant’s if entity owned, 1) confinement in a Medical Care Facility, or 2) diagnosis of Terminal Illness. Due proof of 1) consists of written certifications by a Physician and the Medical Care Facility regarding the Owner’s or Annuitant’s confinement. Due proof of 2) consists of a written certification by a Physician of the Owner’s, or Annuitant’s diagnosis of a Terminal Illness. We may require a second or third medical opinion regarding such diagnosis, at our expense, by a Physician(s) chosen by us. We may request the third medical opinion if the second opinion conflicts with the first opinion. In that event, we will be guided by the third opinion in determining whether the Owner or Annuitant was first diagnosed as having a Terminal Illness while this Annuity is in force. When we receive your completed request, in Good Order, we will process it. If we disapprove your request, it will not be processed, and we will notify you and provide you the opportunity to re-apply for a Medically Related Withdrawal or cancel the original request. Termination of the Annuity shall not prejudice the waiver of any Surrender Charge and/or MVA while the waiver benefit was in force. MARKET VALUE ADJUSTMENT (MVA) When withdrawing any amount more than the Free Withdrawal amount during the MVA Period, an upward or downward MVA will be assessed based on the MVA Formula specified in the Annuity Schedule. The MVA is based on a formula designed to respond to interest-rate movements. As a general rule, if interest rates have risen since the beginning of the applicable MVA period, the MVA can reduce the amount distributed. If interest rates have fallen, the MVA can increase the amount distributed. For Account Value distributed from the Fixed Account, the MVA will never cause the Surrender Value to be less than the Minimum Guaranteed Surrender Value. Any amount withdrawn from the Fixed Account will reduce the Fixed Account Value by the amount of the withdrawal with any applicable Market Value Adjustment (described in the Annuity Schedule) which may be positive or negative and any applicable Surrender Charge. The MVA applies to any Account Value distributed, except amounts: a. withdrawn up to the Free Withdrawal amount for Partial Withdrawals; or

ICC25-FG(11/25) 19 b. withdrawn as Required Minimum Distributions that we calculate; or c. paid as a Death Benefit; or d. withdrawn from the Fixed Account as described in the MVA Period as shown on the Annuity Schedule; or e. withdrawn from the Index Strategies on the Index Anniversary Date that falls at the end of each MVA Period; or f. withdrawn from the Transfer Account DEATH BENEFIT Death Benefit: The amount of the Death Benefit is equal to the Account Value (in this section meaning the Interim Value plus the greater of (a) the Fixed Account Value or (b) the MGSV) on the date we receive Due Proof of Death of the decedent. A Death Benefit is payable only if your Account Value at the time of the decedent’s death is greater than zero. If the Owner is a natural person, not an entity, the Owner is the decedent upon his or her death. If there is more than one Owner, each being a natural person, the first of such Owners to die is the decedent. If the Owner is an entity, and there is no Contingent Annuitant, then the Annuitant is the decedent and the Death Benefit is payable upon the Annuitant’s death or the first Annuitant to die if there are Joint Annuitants. If the Owner is an entity, and there is a Contingent Annuitant, no Death Benefit is payable upon the death of the Annuitant. The Contingent Annuitant may become the Annuitant. The Death Benefit is determined as of the date we receive Due Proof of Death of the decedent. Unless Spousal Continuation occurs on the date we receive Due Proof of Death, we transfer all amounts due each Beneficiary from whom we do not have payment instructions to the Fixed Account until we receive such instructions in Good Order. In the event of death before the Annuity Date, the Death Benefit must be distributed within: (a) five years of the date of death of the decedent; or (b) as to each Beneficiary, over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, with such distributions commencing over the applicable period within one year of the date of death. Except as noted below in the “Spousal Continuation” section, we assume that the Death Benefit is to be paid out under (a), above, unless we receive a different election. The Owner(s) may elect the method of payment to each Beneficiary, subject to our then current rules, prior to the date of death of the decedent. When no such election is made as to a specific Beneficiary, such Beneficiary must elect the method of payment within 60 days of the date we receive all required documentation in Good Order in order to pay the Death Benefit to that Beneficiary. If no election is made within 60 days, the default will be distribution within five years of the date of death of the decedent as noted in (a) above. The Owner may elect to have any amount of the proceeds due to a Beneficiary applied under any of the Annuity Payout Options described in the “Annuity Payment Options” section, or any other option we then make available. If you make such an election, a Beneficiary may not alter such an election. However, if you have not previously made such an election, a Beneficiary may make such an election as to the proceeds due that Beneficiary. The Beneficiary will be the “measuring life” for determining the amount of any Annuity Payments dependent on the continuation of life. We may require evidence satisfactory to us of the age of the measuring life prior to commencement of any annuity payments. In the event of death on or after the Annuity Date, we distribute any payments due subsequent to an Owner’s or Annuitant’s death at least as rapidly as under the method of distribution in effect as of the date of such Owner’s or Annuitant’s death. Interest on the Death Benefit: We will pay interest from the date of death of the Owner(s) (or Annuitant if entity owned) until Due Proof of Death is received in Good Order. The rate of interest will equal the rate of interest applicable to death benefits proceeds left on deposit with us. Beginning with the date that is 31 calendar days from the latest of items 1, 2 and 3 below, we will pay an additional rate of 10% annually.

ICC25-FG(11/25) 20 1. The date that Due Proof of Death is received by us in Good Order; 2. The date we receive sufficient information to determine its liability, the extent of the liability, and the appropriate payee legally entitled to the proceeds; and 3. The date that legal impediments to payment of proceeds that depend on the action of parties other than us are resolved and sufficient evidence of the same is provided to us. Legal impediments to payment include (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; and (c) the submission of information required to satisfy state and federal reporting requirements. Spousal Continuation: We allow the spouse to continue the Annuity subsequent to a decedent’s death, subject to our rules and our receipt of Due Proof of Death. The situations where the Annuity may continue subsequent to a death will be determined by us. For example, these situations may include when on the date we receive Due Proof of Death of the decedent: (a) there is only one Owner of the Annuity and there is only one Beneficiary who is the Owner’s spouse, or (b) there are two Owners who are married to each other on the date of death of the decedent, and the surviving Owner is the sole primary Beneficiary under the Annuity, or (b) there are two Owners who are married to each other on the date of death of the decedent, and no Beneficiary designation has been elected, in which case the surviving spouse Owner is the sole primary Beneficiary pursuant to the Beneficary(ies) section of this Annuity. Spousal Continuation may occur only once. Upon continuation of the Annuity by the Spouse, we will waive any Surrender Charge applicable to Purchase Payments made before Spousal Continuation; and the MVA Period established prior to the Spousal Continuation will continue to renew as originally established. Common Disaster: If an Owner and a Beneficiary die in a common disaster, it must be proved to our satisfaction that the Owner died first and the Beneficiary survived the Owner(s) (or Annuitant if entity owned) by at least 30 days or as otherwise prescribed by law. In this situation, the Death Benefit proceeds will be payable to the Beneficiary’s(ies’) estate(s) upon our receipt of Due Proof of Death of the Decedent. When there is insufficient evidence to determine the order of death, then, unless prohibited by law,we will deem the Owner to have survived the Beneficiary. If: (a) the Owner is an entity; (b) no Contingent Annuitant has been designated, we will deem the Annuitant to be the last survivor and pay the proceeds to any remaining Beneficiary, or if none, to any remaining contingent Beneficiary, or if none, to the Owner. ANNUITY PAYOUT OPTIONS General: This Annuity provides for payments under one of the Annuity Options described below. Any other available Annuity Options, in addition to those shown, may be selected with our consent. Certain Annuity Options may not be available, depending on the age of the Annuitant and any remaining Surrender Charge if applicable. You will be the payee of the payments under the Annuity Option selected, unless we receive other instructions in Good Order. We may limit the length of any Annuity Option including, but not limited to, any default option and any period certain, to conform with applicable tax rules. Annuity Payments can be guaranteed for a period certain and life, as described below. You may choose an Annuity Date, an Annuity Option and the frequency of Annuity Payments. Your choice of Annuity Date and Annuity Option may be limited, depending on your use of the Annuity. The Earliest Available Annuity Date and Latest Available Annuity Date as of the Issue Date are shown in the Annuity Schedule. You may change your choices at any time up to thirty days before any Annuity Date you selected. We must receive your request in Good Order.

ICC25-FG(11/25) 21 On the Annuity Date we apply the Account Value (in this section meaning the Interim Value plus the greater of (a) the Fixed Account Value or (b) the MGSV), less any applicable Tax Charges, to the Annuity Option you select. If you have not selected an Annuity Option, the default Annuity Option will be Option 1 with a certain period of 120 months (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). If, on the Annuity Date, the amount that would otherwise be applied to the Annuity Option is less than the Minimum Surrender Value at Annuitization on the Annuity Date, or the initial Annuity Payment is less than the Minimum Annuity Payment, we reserve the right to pay you the Account Value in one lump sum in full satisfaction of our obligations under this Annuity. The Minimum Surrender Value at Annuitization and the Minimum Annuity Payment are shown in the Annuity Schedule. Annuity Options: You may elect one of the Annuity Options listed below or any other Annuity Option we may make available. Annuity Payments available on the Annuity Date will not be less than those provided by the application of an equivalent amount to the purchase of a single premium immediate annuity contract offered by us on the Annuity Date to the same class of Annuitants for the same Annuity Option. The basis of computation for each Annuity Option is shown in the Annuity Schedule. Option 1: Payments for Life with a Period Certain: We will pay equal periodic payments for the longer of the Annuitant’s remaining lifetime or a fixed period of time (the “Period Certain”). If this Annuity has Joint Annuitants, Annuity Payments will be based on the remaining lifetime of one Annuitant designated by the Owner. If the Annuitant dies after all annuity payments have been made for the Period Certain, Annuity Payments shall end with the last scheduled Annuity Payment due before the Annuitant’s death. If you have not selected an Annuity Option, this will be the default Annuity Option. Option 2: Joint and Last Survivor: We will pay equal periodic payments for the joint remaining lifetimes of Joint Annuitants. Annuity Payments end with the last scheduled Annuity Payment due before the last surviving Annuitant’s death. We will not make any Annuity Payments to the Beneficiary under this option. We may require evidence satisfactory to us of the age of the Annuitant upon whose life payment amounts are calculated prior to commencement of any annuity payments. Death During the Payout Period: In the Payout Period, subsequent to the death of the Annuitant, we continue to pay any Period Certain payments (payments not contingent on the continuance of any life) to the Owner (or named payee, if requested by the Owner) or, if applicable, any named Beneficiary. If no Beneficiary has been named, any remaining Period Certain payments will be paid to your estate. Note that the Beneficiary designation during the Accumulation Period is applicable to the Payout Period unless you have indicated otherwise. Recovery of Excess Annuity Payments: Other than “Period Certain” payments, we may recover any annuity payments we have made after the Annuitant’s death under any annuity option. Annuity Payments: Annuity Payments under Option 1 and 2 above do not fluctuate. The Account Value on the Annuity Date, less any applicable Tax Charges, is used to determine the Annuity Payments. The payment amount will be determined based on the annuity rates for the Annuity Option and the frequency of payment selected. The annuity rates per $1,000 of value for Monthly Annuity Payments under Options 1 (assuming 120 Months Period Certain) and Option 2 above will not be less than those shown in the Annuity Tables in the Annuity Schedule. GENERAL PROVISIONS Claims of Creditors: To the extent permitted by law, no payment or value under this Annuity is subject to the claims of your creditors or those of any other Owner, any Annuitant, or any Beneficiary. Conformity with Interstate Insurance Product Regulation Commission Standards (IIPRC): This contract was approved under the authority of the IIPRC and issued under the IIPRC standards. Any provision of this contract that on the provision’s effective date is in conflict with IIPRC standards for this product type is hereby amended

ICC25-FG(11/25) 22 to conform to the IIPRC standards for this product type as of the provision’s effective date of the IIPRC contract approval. Deferral of Transactions: We may defer any Withdrawal or Surrender for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer distribution or transfer from the annuity for more than thirty days, we will pay interest as required by state law. In addition to the Allocation Rules provision, all transactions into, out of, or based on any Allocation Option may be postponed whenever: (1) the New York Stock Exchange is closed (other than customary holidays or weekends) or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC permits postponement and so orders; or (3) the SEC determines that an emergency exists making valuation or disposal of securities not reasonably practical, or (4) when the closing value of an Index is not published; or (5) if any value, including the Index Value, is unavailable for the calculation of the Index Strategy Interim Value. Entire Contract: This Annuity, including the Annuity Schedule, any riders, endorsements, schedule supplements, and amendments that are made part of this Annuity, are the entire contract. This Annuity may be changed or modified only in a writing signed by our President, a Vice President, or Secretary. We are not bound by any promises or representations made by, or to, any other person. Evidence of Survival: Before we make a payment, we have the right to require proof of continued life and any other documentation we need to make a payment. We can require this proof for any person whose life or death determines whether or to whom we must make the payment. Facility of Payment: Subject to applicable law, we reserve the right, in settlement of full liability, to make payments to a guardian, conservator or other legal representative if a payee is legally incompetent. Incontestability: We will not contest this Annuity. Any statements made in applying for the Annuity are considered representations, not warranties. Minimum Benefits: Any amount available at time of Annuitization, cash surrender value or death benefit that may be available under this Annuity are not less than the minimum benefits required by Section 7 of the NAIC Model Variable Annuity Regulation, model #250, using the nonforfeiture interest rate for the Fixed Account consistent with the minimum nonforfeiture interest rate prescribed in the law of the state in which the policy is delivered or issued for delivery. Misstatement of Age or Sex: If there has been a misstatement of the age and/or sex of any person upon whose life any amounts we are obligated to determine in order to make any payment, including charges and annuity payments, the Death Benefit or any increase to Account Value under the “Spousal Continuation” section, we will adjust such amounts to conform to that for the correct age and/or sex. As to Annuity Payments: (a) any underpayments by us will be remedied on the next payment following correction with interest at a rate not less than that required by applicable law but not exceeding 6%; and (b) any overpayments by us will be charged against future amounts payable by us under your Annuity. Nonparticipation: The Annuity does not share in our profits or surplus earnings. Participation and Termination of Certain Programs We May Offer: To elect to participate in, or to terminate participation in, any program we may offer, we must receive your request in Good Order at our Service Office. Reports to You: We will provide you with reports at least once annually. You may request additional reports; we may charge up to $50 for each such additional report. The report will contain at least the following information: 1. The beginning and end dates of the current report period, which will not be more than four months prior to the date we mail the report to you; and, 2. The Account Value (prior to any application of a MVA) and Surrender Value, if any, at the beginning of the current report period and the end of the current report period; and,

ICC25-FG(11/25) 23 3. The Interim Value (prior to any application of a MVA), if any, and the Death Benefit amount, at the end of the current period; and, 4. Final MVA Amount, if any 5. The amounts that have been credited and debited to the Account Value during the current report period; and 6. The annual report will indicate that the payment of Withdrawals or a Surrender shown in the report may be deferred. Reserved Rights: In addition to rights specifically reserved elsewhere in this Annuity, we reserve the right to perform any or all of the following: (a) make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, or any changes to the Securities and Exchange Commission’s interpretation thereof; (b) make changes that are necessary to maintain the tax status of your Annuity, any rider, amendment or endorsement attached hereto or any charge or distribution from your Annuity under the Internal Revenue Code; (c) make any changes required by Federal or state laws with respect to annuity contracts. We reserve the right to modify this Annuity without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service ("IRS") requirements or other federal requirements. Substitutions may be necessary if we believe an Index no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of an Index, or because the Index is no longer available for investment, or for any other reason. We would obtain any regulatory prior approval. Discontinuation of or Substantial Change to an Index: Any Index described in the Index Strategies Specifications Schedule made a part of your Annuity or the Market Value Adjustment (MVA) section of the Annuity Schedule may be substituted to a comparable Index subject to approval by the IIPRC and any additional applicable regulatory approvals under the following circumstances: i. The Index is no longer available to us; ii. The unavailability of Index Values; iii. The manner by which the Index is determined substantially changes; iv. Loss of our license or permission to use an index; v. Inability to hedge risks associated with the Index; vi. Similar conditions approved by the IIPRC We will notify you and any assignee of the substitution. Riders or Endorsements: One or more riders or endorsements may be attached and made part of your Annuity as of the Issue Date or may be added later if we allow such later election at the time you so request. Such riders or endorsements may contain additional or different definitions and other provisions which may amend or replace the definitions and other provisions in your Annuity including, but not limited to, Allocation Options, Surrender, withdrawals, transfers, Spousal Continuation, and the Death Benefit. Charges may also apply to any benefit provided by rider or endorsement. Please refer to any applicable rider, endorsement and their respective schedule supplements for details regarding the impact on any provisions in this Annuity. Riders or endorsements pertaining to a benefit program, Allocation Options, or special programs available as of the Issue Date of this Annuity may not be available in the future. Tax Reporting and Withholding: We comply with all applicable federal and state tax reporting and withholding laws and regulations with respect to this Annuity. Events giving rise to such tax reporting and withholding include, but are not limited to: (a) Annuity Payments; (b) payment of Death Benefits; (c) other distributions from the Annuity; and (d) transfers and assignments. Transfers, Assignments or Pledges: Generally, your rights in this Annuity may be transferred, assigned or pledged for loans. However, these rights may be limited depending on your use of the Annuity. You may assign ownership

ICC25-FG(11/25) 24 of this Contract subject to the interests of assignees and irrevocable Beneficiaries. We will be bound by an assignment only if submitted in a form acceptable to us, received in Good Order at our Service Office and recorded. Unless you specify otherwise, an assignment will take effect on the date the request is signed by you, subject to any payments the Company has made or other actions the Company has taken by us prior to recording of the request at our Service Office. We may refuse assignments if required to comply with applicable laws or regulations. We assume no responsibility for the validity, sufficiency or tax consequences of any assignment. We may require proof of the nature and extent of the assignee's interest before we make a payment to the assignee. If you make an assignment, you may have to pay taxes. We encourage you to seek legal and/or tax advice.

ICC25-FG(11/25) 25 The Account Value will increase or decrease based on the experience of the Index Strategies Separate Account. Although the Account Value may be affected by an Index, the Annuity does not participate directly in any Index. Any Index Credit(s) may be limited by index parameters and are not guaranteed. There is a risk of loss which may be greater if certain transactions occur before the end of the Index Strategy Term. For the Index Strategies, the Interim Value may reflect a negative return even if the index increases, may reflect a positive return even if the index decreases, and may be lower than the amount available on the Index Strategy End Date. A Fixed Account option is also available. This contract includes a waiver of Surrender Charges and/or applicable Market Value Adjustment in certain cases. Values may be positively or negatively impacted by the Market Value Adjustment calculation at the time of any withdrawal or distribution. INDIVIDUAL FLEXIBLE PREMIUM DEFERRED REGISTERED INDEX-LINKED VARIABLE ANNUITY. NON- PARTICIPATING. PAYOUT OPTIONS ARE SPECIFIED IN THE ANNUITY. OTHER PAYOUT OPTIONS MAY BE MADE AVAILABLE.